Exhibit 99.1

NEWS BULLETIN	FARO Technologies, Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success	FOR IMMEDIATE RELEASE

FARO Promotes Robert E. Seidel to Chief Financial Officer

LAKE MARY, FL, December 16, 2016 – FARO® (NASDAQ: FARO) today announced that it has promoted Vice President, Finance and Investor Relations Robert E. Seidel to Chief Financial Officer.

“Bob has been a tremendous asset, excelling at executing the extensive Going Vertical in Harmony reorganization initiatives we have assigned to him,” stated Dr. Simon Raab, President and CEO. “This promotion largely reflects the reality of the current roles and responsibilities in our Finance department as Bob has been leading our efforts in financial planning and analysis and investor relations for some time with great success. We look forward to leveraging Bob’s financial experience and leadership to execute on a number of important initiatives in 2017 to achieve our aggressive growth objectives.”

Prior to joining the Company in May 2014, Mr. Seidel was employed at Trinseo S.A., a global materials company, serving as Global Finance Manager for its latex chemicals segment from 2011 to 2014. Previously, Mr. Seidel served as Plant Controller at Anheuser-Busch InBev from 2006 to 2010. Mr. Seidel began his finance and accounting career serving in various financial planning and analysis roles of increasing responsibility at Air Product and Chemicals, Inc. from 2003 to 2006. Mr. Seidel holds a B.S. degree in mechanical engineering from Stanford University and an MBA from Cornell’s Johnson School.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO's products, and FARO's product development and product launches. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "is," "will" and similar expressions or discussions of FARO's plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;

•	the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;

•
declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.
Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.
About FARO
FARO is the world's most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.
FARO's global headquarters are located in Lake Mary, Florida.  The Company also has a technology center and manufacturing facility consisting of approximately 90,400 square feet located in Exton, Pennsylvania containing research and development, manufacturing and service operations of its FARO Laser TrackerTM and FARO Cobalt Array Imager product lines.  The Company's European regional headquarters is located in Stuttgart, Germany and its Asia Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Vietnam, Thailand, South Korea, Australia and Japan.
More information is available at http://www.faro.com